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                                                          [ARTHUR ANDERSEN LOGO]


                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into this registration statement of our report dated October 27, 2000 on the Statements of Revenues and Direct Operating Expenses for the Oil and Natural Gas Properties of Central Resources, Inc. acquired by EXCO Resources, Inc. for each of the three years in the period ended December 31, 1999, included in EXCO Resources, Inc.'s Form 10-Q for the quarter ended September 30, 2000 and to all references to our Firm included in this registration statement.

                                       /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
   September 25, 2001